EXHIBIT 99.1
THORATEC REPORTS THIRD QUARTER REVENUE GROWTH
OF 20 PERCENT, DRIVEN BY 31 PERCENT INCREASE
IN VAD PRODUCT SALES
102 PATIENTS NOW ENROLLED IN PIVOTAL PHASE II TRIAL FOR
HEARTMATE® II
     (PLEASANTON, CA), October 25, 2005—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, said today that sales for the third quarter of 2005 increased 20 percent over the third quarter of 2004, driven by a year-over-year increase of 31 percent in VAD (Ventricular Assist Device) product sales. For the quarter ended October 1, 2005, Thoratec reported product sales of $48.8 million versus $40.7 million in the same quarter a year ago. The company said sales at its International Technidyne Corporation (ITC) division increased three percent versus the third quarter of 2004.
     The company also announced that it has now implanted 102 patients in its pivotal Phase II trial for the HeartMate II, the company’s next generation assist device. This is an increase of 53 patients over the enrollment number reported three months ago. Thoratec received FDA approval to initiate the pivotal trial in February 2005.
     The company reported GAAP net income of $3.1 million, or $0.06 per diluted share, in the third quarter of 2005 versus a loss of $398,000, or $0.01 per share, in the same period a year ago.
     Non-GAAP net income for the third quarter of 2005 was $5.5 million, or $0.11 per diluted share, versus non-GAAP net income of $1.8 million, or $0.04 per diluted share, in the same period a year ago. The company reports non-GAAP net income, which it previously referred to as taxed cash earnings, a measure of our financial performance that excludes from GAAP income (loss) before taxes, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring, CEO transition expenses and other unusual or non-recurring costs and takes into account the tax effect of these adjustments.
     “The company continued its strong track record of delivering excellent growth in sales of its cardiac assist devices. Over the past four quarters, our year-over-year quarterly VAD revenues have increased by 21 percent, 21 percent, 23 percent and now 31 percent,” said D. Keith Grossman, president and chief executive officer of Thoratec. “We have also achieved quarterly gross margin in excess of 60 percent in each of the three quarters this year, which is reflected in our solid improvement in profitability,” he added.

     Grossman said the company sold 420 pumps in the quarter, a 35 percent increase over the 310 sold in the third quarter a year ago, and has now sold 1,263 pumps through the first nine months of 2005.
     “We are seeing sales growth across all of our VAD product segments. The growth in VAD activity is a result of several factors, beginning with the increasing acceptance of VAD technology among clinicians, which is being facilitated by data that demonstrates improving survival rates. In addition, we continue to benefit from an improved reimbursement environment, including the new outpatient Medicare Fee Schedule for VAD equipment and supplies from the Centers for Medicare and Medicaid Services (CMS) that took effect October 1,” he noted.
     Thoratec also announced that 102 patients have now been implanted in the Phase II pivotal clinical trial for its HeartMate II, including 52 in the Bridge-to-Transplantation (BTT) arm and 50 in the Destination Therapy (DT) arm. This represents a doubling in patient enrollment over the past three months. Enrollment has taken place at 24 centers. As of October 21, 2005, 153 total patients have been enrolled in the worldwide HeartMate II trial experience. Excluding control arm patients, 143 patients have now been implanted with the HeartMate II. The company said that approval is still expected in the fourth quarter of 2005 for authority to CE Mark the HeartMate II, which would allow its commercial launch in Europe.
     The HeartMate II is designed to provide long-term cardiac support. Thoratec completed a very successful Phase I trial for the device in August 2004 that involved 25 patients. The initial patient in the Phase I trial will reach his two-year anniversary of support in two weeks and is among eight patients that have now been supported by the device for a year or longer.
     “The pace of enrollment in the Phase II trial reflects the great interest in the HeartMate II’s emergence as a next generation cardiac assist device, as well as the outcomes of the Phase I trial,” noted Jeffrey Nelson, president of the company’s cardiovascular division. “The fact that our Phase II trial has progressed this far just a year after we completed Phase I enrollment speaks not only to the power of the technology, but also to the company’s experience in executing a major clinical trials in mechanical cardiac support,” he added.
     For the first nine months of fiscal 2005, Thoratec reported revenues of $146.9 million, an 18 percent increase over revenues of $124.1 million in the first nine months of 2004. These results reflect a 25 percent increase in year-over-year VAD sales. Net income for the first nine months of 2005 was $8.7 million, or $0.17 diluted share, versus net income of $1.1 million, or $0.02 per diluted share, in the same period a year ago.

Non-GAAP net income for the first nine months of 2005 was $14.8 million, or $0.30 per diluted share, compared with non-GAAP net income of $7.1 million, or $0.13 per diluted share, in the first nine months of 2004.
     “Thoratec ended the quarter with cash and short-term investments available for sale of $184 million, an increase of more than $38 million since the end of 2004,” noted Cynthia Lucchese, the company’s senior vice president and chief financial officer. “Our ability to grow revenues and enhance the company’s bottom line performance is contributing to our stronger financial condition.”
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
     The company has previously provided guidance for fiscal 2005 that included revenues for the full year to be in the range of $193-$197 million, net income per share on a GAAP basis of approximately $0.19-$0.20, based on a total diluted share count of 50-51 million shares (GAAP net income could be impacted by further litigation-related expenses that cannot be estimated at this point in time), and non-GAAP net income per share of approximately $0.35-$0.36. The company now believes that it will achieve or exceed the high end of these ranges.
MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on the revenue generated by its products and certain costs of producing that revenue, such as cost of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes excluding, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring, CEO transition expenses and other unusual or non-recurring costs, adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.
     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, in-process R&D, impairment of intangibles, certain litigation, restructuring and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.

     Management believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting as it believes that the measure is indicative of Thoratec’s core operating results. Note, however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 1:30 p.m., Pacific Daylight Time (4:30 p.m. Eastern Daylight Time) today, hosted by Mr. Grossman and Ms. Lucchese.
     The teleconference can be accessed by calling (719) 457-2641. Please dial in ten to 15 minutes prior the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Tuesday, November 8, via http://www.thoratec.com or by telephone at (719) 457-0820, or (888) 203-1112, passcode 2456003.
     Thoratec Corporation is a world leader in hemodynamic restoration therapy—developing products to treat cardiovascular disease. The company’s product line includes the Thoratec VAD (Ventricular Assist Device) and HeartMate LVAS (Left Ventricular Assist System) with nearly 10,000 devices implanted in patients suffering from heart failure. Thoratec’s product line also includes the Vectra® vascular access graft (VAG) for patients undergoing hemodialysis. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not exclusively those addressing guidance for future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and the related gross margin for such product sales, the results of clinical trials including the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage policies, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Factors That May Affect Future Results,” in Thoratec’s most recent annual report on Form 10-K and quarterly report on Form 10-Q. These forward-looking statements speak only as of the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.

Investor Contact Information:	Media Contact Information:
Cynthia Lucchese	Jennifer Chan
Senior Vice President, Chief Financial Officer	FischerHealth, Inc.
Thoratec Corporation	(310) 577-7870, ext. 164
(925) 847-8600	jchan@fischerhealth.com
or
Neal Rosen
Kalt Rosen & Company
415) 397-2686

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	September	December
	2005	2004
ASSETS
Cash, cash equivalents and available-for-sale investments	$184,431	$145,859
Restricted investments	6,602	8,207
Receivables, net	31,511	33,051
Inventories	42,410	39,141
Property, plant and equipment, net	26,919	27,584
Goodwill and purchased intangible assets	238,834	247,238
Other assets	24,143	23,335

TOTAL ASSETS	$554,850	$524,415

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable and accrued expenses	$30,155	$25,506
Subordinated convertible notes	143,750	143,750
Long-term deferred tax liability and other	60,310	63,051

TOTAL LIABILITIES	234,215	232,307

Shareholders’ Equity	320,635	292,108

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$554,850	$524,415

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except per share data)

	Fiscal Quarter Ended		Nine Months Ended
	September	September	September	September
	2005	2004	2005	2004
Product sales	$48,841	$40,661	$146,917	$124,055
Cost of product sales	18,610	17,646	57,045	51,680

Gross profit	30,231	23,015	89,872	72,375

Operating expenses:
Selling, general and administrative	14,987	13,168	44,610	39,954
Research and development	8,093	6,970	23,737	21,689
Amortization of purchased intangible assets	2,800	2,931	8,404	8,793
Litigation and other costs	—	310	177	443

Total operating expenses	25,880	23,379	76,928	70,879

Income from operations	4,351	(364)	12,944	1,496
Interest expense	(1,037)	(1,015)	(3,083)	(1,433)
Interest income and other	1,113	693	2,984	1,633

Income before income tax expense	4,427	(686)	12,845	1,696
Income tax expense (benefit)	1,325	(288)	4,187	594

Net income	$3,102	$(398)	$8,658	$1,102

Net income per share, basic and diluted	$0.06	$(0.01)	$0.18	$0.02

Net income per share, diluted	$0.06	$(0.01)	$0.17	$0.02

Shares used to compute net income per share:
Basic	49,562	50,114	48,835	53,304
Diluted	51,419	50,114	50,168	54,422
Reconciliation of Non-GAAP Net Income to GAAP Income Before Income Tax Expense
     This press release discloses “non-GAAP net income” which is not a financial measure prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that non-GAAP net income can be a useful measure for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable, the effects of charges associated with certain litigation, CEO transition costs, merger, restructuring, impairment of intangibles, in process R&D, amortization of intangibles and other unusual or non-recurring costs. However, this measure should be considered in addition to, and not as a substitute, or a superior measure to, income (loss) before income tax expense (benefit) or other measures of financial performance prepared in accordance with GAAP. Non-GAAP net income reconciles to GAAP income before income tax expense, as follows:

	Three Months Ended		Six Months Ended
	September	September	September	September
	2005	2004	2005	2004
Income before income tax expense as reported under GAAP	$4,427	$(686)	$12,845	$1,696
Adjustments to reconcile GAAP income before income tax expense with non-GAAP net income:
Amortization of purchased intangible assets	2,800	2,931	8,404	8,793
Litigation and other costs	—	310	177	443
CEO transition costs included in selling, general and administrative	581	—	581	—

Non-GAAP income before taxes	7,808	2,555	22,007	10,932
Income tax	2,347	727	7,174	3,826

Non-GAAP net income	$5,461	$1,828	$14,833	$7,106

Non-GAAP net income per share, basic and diluted	$0.11	$0.04	$0.30	$0.13